Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-183059) of Becton, Dickinson and Company of our report dated August 11, 2014 relating to the financial statements and financial statement schedule of CareFusion Corporation, which appears in this Current Report on Form 8-K of Becton, Dickinson and Company dated December 4, 2014.

/s/PricewaterhouseCoopers LLP

San Diego, California

December 1, 2014